Exhibit 99

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Richard P. Chapman, Jr., Chief Executive Officer, and Paul R. Bechet, Chief Financial Officer, of Brookline Bancorp, Inc. (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2002 and that, to the best of his knowledge,:

(1)                      the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                      the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard P. Chapman, Jr.	/s/ Paul R. Bechet
Chief Executive Officer	Chief Financial Officer

August 8, 2002	August 8, 2002
Date	Date